Build Funds Trust N-1A/A

Exhibit 28(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated December 17, 2021, relating to the financial statement of Build Bond Innovation ETF, series of Build Funds Trust, as of December 10, 2021, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

December 21, 2021